UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2020

GREENLANE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38875	83-0806637
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1095 Broken Sound Parkway	Suite 300
Boca Raton	FL	33487
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 292-7660

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	GNLN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 2.02 Results of Operations and Financial Condition.

The information set forth under Item 7.01 below is incorporated by reference into this Item 2.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On July 24, 2020, Ethan Rudin notified Greenlane Holdings, Inc. (the “Company”) of his intention to resign from his position as Chief Financial Officer of the Company, effective August 1, 2020. Mr. Rudin has been serving as the Company’s Chief Financial Officer since February 2019. In connection with Mr. Rudin’s resignation, the Company expects to enter into a separation agreement with Mr. Rudin, the terms of which will be disclosed in an amendment to this Current Report on Form 8-K.

Interim Principal Financial and Accounting Officer

On July 29, 2020, the Company’s board of directors (the “Board”) appointed Dawn Marie Cavanagh, the Company’s Vice President of Finance, as the Company’s interim principal financial and accounting officer to serve until the earlier of (i) the calendar day immediately following the date of on which the Company files with the SEC its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and (ii) the commencement of William Mote’s employment as the Company’s Chief Financial Officer.

Ms. Cavanagh currently serves as the Company’s Vice President of Finance. Ms. Cavanagh joined the Company in September 2017 and has served as the Financial Reporting and Internal Audit Manager and Director of Financial Reporting prior to her current role. Prior to joining the Company, Ms. Cavanagh served as the Senior Audit and Compliance Manager at Boca Raton Regional Hospital from November 2016 to September 2017. From January 2015 to November 2016, Ms. Cavanagh served as the Assistant Vice President - Internal Audit Manager at Seacoast National Bank. Ms. Cavanagh has over 15 years of experience in accounting, financial reporting, and auditing. Ms. Cavanagh received her Bachelor of Arts from the University of Notre Dame and her Bachelor of Science degree in Accounting, from Florida Atlantic University. There are no transactions between Ms. Cavanagh and the Company that would be reportable under Item 404(a) of Regulation S-K.

Appointment of New Chief Financial Officer

On July 28, 2020, the Board appointed William (Bill) Mote to replace Mr. Rudin as Chief Financial Officer, effective upon the execution of an employment agreement with the Company, which the Company expects to occur on or before August 10, 2020. The terms of Mr. Mote’s employment agreement are described below.

Prior to joining the Company, from 2019 until July 2020, Mr. Mote served as chief financial officer of Basic Fun, Inc., a children’s toy developer. From 2014 to 2018, Mr. Mote served as the Chief Financial Officer of Summer Infant, Inc. (NASDAQ: SUMR), a global leader in infant and juvenile products. Prior to his work at Summer Infant, Inc., Mr. Mote served as the Chief Financial Officer of the Poarch Creek Indians, a sovereign nation, as Executive Vice President of Finance for Jakks Pacific, Inc. (NASDAQ: JAAK), as Director of Finance for Hewlett-Packard, and as a Vice President of BRG Sports, Inc. Mr. Mote is a Certified Public Accountant. Mr. Mote received his Bachelor of Science and Master of Business Administration from Louisiana State University. There are no transactions between Mr. Mote and the Company that would be reportable under Item 404(a) of Regulation S-K.

Pursuant to the terms of his employment agreement (as described further below), Mr. Mote will be paid an annual base salary of $320,000 and have an annual bonus opportunity of up to $160,000, which, in the sole discretion of the compensation committee of the Board, may be paid in cash or in equity awards. Upon the effectiveness of his employment, Mr. Mote received a grant of 7,500 restricted shares of the Company’s common stock. Mr. Mote will also enter into an indemnification agreement with the Company in the form entered into by the Company with its other executive officers.

Resignation of Chief Operating Officer

On July 24, 2020, Jay Scheiner, the Company’s Chief Operating Officer informed the Company of his resignation from his role as Chief Operating Officer effective July 30, 2020. Mr. Scheiner will continue to work for the Company until August 31, 2020 in order to assist in transition matters. Mr. Scheiner has served as the Company’s Chief Operating Officer since its initial public offering and as the Chief Operating Officer of the Company’s predecessor since 2015. On July 27, 2020, Mr. Scheiner entered into a separation agreement with the Company (the “Scheiner Separation Agreement”) pursuant to which Mr. Scheiner will receive a payment of $149,200, equivalent to six months’ salary, six months of continued benefits, including health benefits and monthly car and cell phone allowances. In addition, effective August 31, 2020, each of Mr. Scheiner’s unvested equity awards will become fully vested. The benefits to be provided to Mr. Scheiner pursuant to the Scheiner Separation Agreement are subject to his continued employment though August 31, 2020 and his assistance in transitioning his responsibilities to William Bine, who has been appointed as the Company’s new Chief Operating Officer.

Appointment of New Chief Operating Officer

On July 28, 2020, the Board appointed William (Bill) Bine to replace Mr. Scheiner as the Company’s Chief Operating Officer effective upon the execution of an employment agreement with the Company, which the Company expects to occur on or before August 10, 2020. The terms of Mr. Bine’s employment agreement are described below.

Prior to joining the Company, Mr. Bine was SVP, Global Supply Chain and Operations at Crocs, Inc. (NASDAQ: CROX) from 2017 until July 2020 and was responsible for the global supply chain transformation and restructuring strategy as part of the broader brand turnaround. Under his leadership, the supply chain transformation repositioned the company for growth by consolidating operations and facilities, diversifying the sourcing base for supply chain resiliency, right-sizing organizational structures and modernizing distribution facilities. Prior to Crocs, Inc., Mr. Bine served in multiple roles, including Interim Chief Sourcing Officer and VP, Global Sourcing Operations, at Ascena Retail Group from 2015 to 2017. Prior to Ascena, Mr. Bine served in multiple leadership roles, including VP International Operations and Supply Chain Strategy at Chico’s FAS, Inc. and multiple senior positions at L Brands, Inc. Mr. Bine is a US Navy veteran and earned a Bachelor of Science degree in Electrical Engineering from the University of Notre Dame and a Masters of Business Administration in Finance and Operations from Duke University. There are no transactions between Mr. Bine and the Company that would be reportable under Item 404(a) of Regulation S-K.

Pursuant to the terms of his employment agreement (as described further below), Mr. Bine will be paid an annual base salary of $250,000 and have an annual bonus opportunity of up to $125,000, which, in the sole discretion of the compensation committee of the Board, may be paid in cash or in equity awards. Mr. Bine will also receive $20,000 in relocation expenses. Upon the effectiveness of his employment, Mr. Bine will receive a grant of 7,500 restricted shares of the Company’s common stock, which will vest on the six-month anniversary of Mr. Bine’s employment with the Company. Mr. Bine will also enter into an indemnification agreement with the Company in the form entered into by the Company with its other executive officers.

Employment Agreements with William Bine and William Mote

Effective upon commencement of their employment with the Company, Messrs. Mote and Bine (the “Executive Officers”) will enter into employment agreements (the “Employment Agreements”) with a subsidiary of the Company.

The Employment Agreements provide for terms of three years commencing on the effective date, during which time Mr. Mote will serve as Chief Financial Officer and Mr. Bine will serve as Chief Operating Officer. If an Executive Officer’s employment continues following the expiration of the three-year term of the Employment Agreements, the term of the applicable Employment Agreement shall automatically be extended for successive one-year periods unless either party gives written notice of termination not less than 90 days prior to the termination of the then-current term. Pursuant to the Employment Agreements, Mr. Mote will be paid a base salary of $320,000, Mr. Bine will be paid a base salary of $250,000, subject to annual review by the Compensation Committee (the “Compensation Committee”) of the Board of the Company. The Executive Officers will also be eligible to receive an annual bonus of up to 50% of base salary based upon the attainment of one or more performance goals or other established criteria set by the Board or the Compensation Committee. The Executive Officers will also continue to be eligible to receive equity and other long-term incentive awards under any applicable plan adopted by the Company during the term of their employment. In the sole discretion of the Compensation Committee, each Executive Officers’ may be paid in cash or in equity awards

Pursuant to the Employment Agreements, the Executive Officers are each terminable by the Company at any time (i) without cause (as defined as defined in the Employment Agreements and summarized below), (ii) for cause, (iii) in the event of their death, or (iv) in the event of their disability. Each Executive Officer may terminate their Employment Agreement for any reason.

If an Executive Officer’s Employment Agreement is terminated by the Company without cause, the Executive Officer is entitled to receive their base salary to the date of termination, any bonus that has accrued but is unpaid as of the date of termination and any reimbursable expenses not yet reimbursed as of such date. If terminated without cause, the Executive Officer is also entitled to severance equal to six (6) months of base salary in effect on the date of termination for Mr. Mote and three (3) months of base salary in effect on the date of termination for Mr. Bind, which, in each case, shall be payable in equal installments in accordance with the Company’s regular payroll practices. Mr. Bine will also receive two weeks of base salary for each full year of service for the Company completed by Mr. Bine.

If an Executive Officer’s Employment Agreement is terminated by Company (i) for cause, (ii) in the event of the Executive Officer’s death, or (iii) in the event of their disability, or if the Executive Officer terminates their Employment Agreement for any reason, the Executive Officer is entitled to receive their base salary to the date of termination, any bonus that has accrued but is unpaid as of the date of termination and any reimbursable expenses not yet reimbursed as of such date.

Pursuant to the terms of the Employment Agreements, “cause” means: (i) the conviction of the Executive Officer of the commission of a felony or other crime involving moral turpitude (including pleading guilty or no contest to such crime), whether or not such felony or other crime was committed in connection with the business of the Company Group (as defined in the Employment Agreements); (ii) the commission of any act or omission involving gross negligence, willful misconduct, moral turpitude, misappropriation, embezzlement, dishonesty, or fraud in connection with the performance of the Executive Officer’s duties and responsibilities hereunder; (iii) reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs at the workplace, or other conduct causing the Company Group public disgrace or disrepute or significant economic harm, whether in conjunction with the performance of Executive Officer’s duties on behalf of the Company Group or otherwise; (iv) the commission of any act or omission which is significantly injurious to the Company Group, monetarily, as determined in the reasonable discretion of the Company’s Board of Directors; (v) willful failure or refusal to perform material duties and responsibilities as reasonably directed by the Company’s Chief Executive Officer or Board of Directors; (vi) any act or omission deliberately aiding or abetting a competitor of the Company Group to the disadvantage or detriment of the Company Group; (vii) breach of any applicable fiduciary duty to the Company Group; or (viii) any other material breach of the Employment Agreement.

The Executive Officers will agree that during the employment term with the Company and for a period of twenty-four (24) months from the date of termination of Executive Officer’s employment with the Company for any reason whatsoever (and whether upon notice of the Company or the Executive Officer) (the “Restricted Period”), the Executive Officers will not engage, directly or indirectly, as a principal, officer, agent, employee, director, member, partner, stockholder (other than as the passive holder of less than 2% of the outstanding stock of a publicly-traded corporation), independent contractor, or through the investment of capital, lending of money or property, rendering of consulting services or advice, or in any other capacity, whether with or without compensation or other remunerations, in the Restricted Business (as hereinafter defined) anywhere within the Restricted Area (as defined below), except on behalf of the Company or with the prior written consent of the Board. “Restricted Area” includes any country, state, province, county, or city in which Company Group (i) conducts business as of the date of termination of Executive Officer’s employment with the Company or (ii) conducted business within the one-year period prior to the date of termination of Executive Officer’s employment with the Company. “Restricted Business” means the business of selling vaporization products and accessories, consumption devices and accessories, hemp-derived cannabidiol, and ancillary products for licensed cannabis producers (e.g. child-resistant packaging), and any other business that is the same as, similar to, or competitive with the products or services provided by the Company.

Item 7.01 Regulation FD Disclosure

On July 30, 2020, the Company issued a press release disclosing, among other things, the resignations of Mr. Rudin and Mr. Scheiner and the hiring of Mr. Mote and Mr. Bine. The press release also contains preliminary revenue information for the second quarter of 2020. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information included in this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLANE HOLDINGS, INC.

Dated: July 30, 2020	By:	/s/ Dawn Marie Cavanagh
Dawn Marie Cavanagh
Vice President of Finance